UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

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                            FORM 8-K


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934


Date  of Report (Date of earliest event reported):  Jan. 15, 1997
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                    PARKWAY PROPERTIES, INC.
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     (Exact name of Registrant as specified in its charter)



Maryland                    1-11533                   74-2123597
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(State or other     (Commission File Number)        (IRS Employer
jurisdiction of                                    Identification
incorporation)                                         Number)


300 One Jackson Place, 188 E. Capitol St., Jackson, MS  39201
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (601) 948-4091
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 (Former name or former address, if changed since last report)

                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


Item 5.   Other Events

                On January 22, 1997, Parkway Properties, Inc. closed its previously announced sale of 1,750,000 shares of its Common Stock under its existing shelf registration statement at a purchase price of $27.00 per share. The shares were sold with PaineWebber Incorporated acting as sole underwriter for the offering. The net proceeds of the offering (approximately $44,700,000 net of commissions and expenses) will be used for general corporate purposes, including the repayment of outstanding variable rate indebtedness and for the purchase of office properties. Following this transaction, the Company had 6,016,836 shares of Common Stock outstanding.


                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE: January 27, 1997            PARKWAY PROPERTIES, INC.


                             BY:  /s/ Sarah P. Clark
                                  Sarah P. Clark
                                  Vice President, Chief Financial
                                  Officer, Treasurer and Secretary